Exhibit 99.1

Energy Recovery Appoints
David Moon as President and CEO

SAN LEANDRO, Calif. — January 22, 2024 — Energy Recovery, Inc. (Nasdaq: ERII), a trusted global leader in energy efficiency technology, today announced David Moon has been named President and Chief Executive Officer of the Company. Mr. Moon has served as interim President and CEO since October 2023 and will continue serving on the Board of Directors.

“David is the right leader to drive our long-term growth,” said Board Chair Pamela Tondreau. “The Board conducted a comprehensive search and has unanimously agreed David has the experience and skills the company needs as we focus on commercializing new applications of our PX technology platform. We have been particularly impressed with his broad executive experience in commercial and industrial technologies, including CO2 refrigeration and its derivatives.”

Mr. Moon said, “I want to thank the Board for their vote of confidence as well as Robert Mao and the entire Energy Recovery team for building a strong company that is well-positioned for continued growth. I have tremendous confidence in this company’s unique ability to engineer reliable and trusted technology.”

He continued, “I am honored to lead our world-class team as we capitalize on our growth opportunities in refrigeration and wastewater treatment. I look forward to engaging with our many stakeholders in the coming months as we build on our position as a leading technology innovator, delivering value to customers and financial results for shareholders.”

Mr. Moon has over 25 years of leadership experience in commercial and industrial technology development, manufacturing, and marketing and joined Energy Recovery’s Board in July 2023. He previously served as President of Carrier Commercial Refrigeration (CCR), a division of Carrier Global Corporation. CCR is a leading supplier of high-efficiency, turnkey CO2 refrigeration systems and services to EMEA and Asia’s food retail, processing, storage, and pharmaceutical segments. As CCR President, Mr. Moon developed and began executing a long-term strategy for the $2 billion business, rebuilt its management team, and drove cultural enhancements, achieving double-digit earnings improvement despite COVID-19’s market impact. Prior to CCR, he worked as an Advisor for Ares Management LLC on the acquisition of CoolSys and as a Director for CoolSys post-acquisition.

Mr. Moon’s career includes serving as President and Chief Operating Officer of Heatcraft Worldwide Refrigeration, a division of Lennox International, Inc., where he played a central role from 2006 to 2017. During this time, Heatcraft was the global OEM leader in commercial refrigeration equipment. Mr. Moon joined Lennox International, Inc. in 1998, holding various management positions in the United States, Singapore, and Australia. He also previously served in various management positions at esteemed organizations such as Allied Signal, Inc., Case Corporation, and Tenneco Oil Company in the United States, Hong Kong, Taiwan, and Germany.

About Energy Recovery

Energy Recovery (Nasdaq: ERII) is a trusted global leader in energy efficiency technology. Building on our pressure exchanger technology platform, we design and manufacture reliable, high-performance solutions that generate cost savings and increase energy efficiency across several industries. With a strong foundation in the desalination industry, Energy Recovery has delivered transformative solutions that increase operational efficiency and deliver positive environmental impact to our customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research, and development facilities across California and Texas with sales and on-site technical support available globally. For more information, please visit energyrecovery.com.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2022, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

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